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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan, as amended, of IXC Communications, Inc. of our report dated February 28, 1999 (except for Note 20 as to which the date is March 10, 1999), with respect to the consolidated financial statements of IXC Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Austin, Texas
October 27, 1999